Exhibit 1.1

ELBIT SYSTEMS LTD.
(a corporation incorporated under the laws of the State of Israel)
1,365,450 Ordinary Shares
UNDERWRITING AGREEMENT
Dated: May 21, 2025

ELBIT SYSTEMS LTD.
(a corporation incorporated under the laws of the State of Israel)
1,365,450 Ordinary Shares

UNDERWRITING AGREEMENT
May 21, 2025
BofA Securities, Inc.
as Representative of the several Underwriters

c/o    BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Elbit Systems Ltd., a corporation domiciled and incorporated in Israel (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, par value 1.0 NIS per share, of the Company (“Ordinary Shares”) set forth in Schedule A and B-1 hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 204,817 additional Ordinary Shares. The aforesaid 1,365,450 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 204,817 Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 333-287480), including a related prospectus, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 8:00 P.M., New York City time, on May 21, 2025 or such other time as agreed by the Company and the Representative.
“Anti-Corruption Laws” means any laws, regulations, or orders relating to anti-bribery, anti-corruption (governmental or commercial), including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee, person or commercial entity, to obtain a business advantage, or the offer, promise, or gift of, or the request for, agreement to receive or receipt of a financial or other advantage to induce or reward the improper performance of a relevant function or activity; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Outbound Investment Rule” means Executive Order 14105 on Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern, 88 Fed. Reg. 54867 (Aug. 9, 2023), including all implementing regulations thereof as set forth in the United States Code of Federal Regulations (“C.F.R.”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1.    Representations and Warranties.
(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to

Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act Regulations.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Underwriting Discount,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).
(v)    FPI Status. The Company is a “foreign private issuer” as defined in Rule 405.
(vi)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vii)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.
(viii)    Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form, in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, the financial position of the Company and its “consolidated subsidiaries” (in this Agreement, “consolidated subsidiary” means any subsidiary that is consolidated into the financial results of the Company included in the Company’s financial statements) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ix)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, shareholders’ equity, properties, business affairs or business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its consolidated subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Ordinary Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(x)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Israel and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect. Neither the Company nor any of its Israeli “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) is currently designated as a “breaching company” (within the meaning of the Israeli Companies Law,

5759-1999, as amended (the “Companies Law”)) by the Registrar of the Companies of the State of Israel. The memorandum of association, articles of association, certificate of incorporation and by-laws (and other applicable organizational documents) of the Company and each of its consolidated subsidiaries comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect, except where the failure so to qualify would not result in a Material Adverse Effect.
(xi)    Good Standing of Subsidiaries. Each Significant Subsidiary of the Company has been duly organized and is validly existing and, to the extent applicable in its jurisdiction of organization, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent applicable in its jurisdiction of organization) in each jurisdiction in which it operates and in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 8 to the Company’s Annual Report on Form 20-F incorporated by reference in the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
(xii)    Capitalization. The authorized, issued and outstanding shares of the Company are as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus in the column titled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conforms in all material respects to the description thereof contained in the Prospectus and were issued in compliance with the Companies Law, Israeli Securities Law of 1968 (the “Israeli Securities Law”) and U.S. securities laws, as applicable, and not in violation of any preemptive right, resale right, right of first refusal or similar right. None of the outstanding shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
Except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase or exchange any securities for any share capital or other equity interest in the Company or any of its Significant Subsidiaries. All of the Company’s options, warrants and other rights to purchase or exchange any securities for any share capital or other equity interest in the Company have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with applicable law.
With respect to securities exercisable into ordinary shares (the “Convertible Securities”) granted pursuant to the share-based compensation plans of the Company (the “Company Equity Plans”), except as would not result in a Material Adverse Effect, (i) each Convertible Security purported to be issued under Section 102 of the Israeli Income Tax Ordinance (“Section 102”) qualifies for treatment under that section and for treatment under either the capital gains track or the employment income track, as was indicated with respect to each such Convertible Security at the date that such Convertible Security was granted, (ii) each grant of a Convertible Security was duly authorized no later than the date on which the grant of such Convertible Security was by its terms to be effective by all requisite corporate action, (iii) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iv) each such grant was made in accordance with the terms of the applicable Company Equity Plan and (v) each such grant purported to be issued under Section 102 currently qualifies with the terms of Section 102 and Israeli Tax Authority’s guidelines.
(xiii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiv)    Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.
(xv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.
(xvi)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its consolidated subsidiaries is (A) in violation of its memorandum of association, articles of association or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, including any instrument of approval granted by the Israel Innovation Authority of the Israeli Ministry of Economy and Industry or the Authority of Investment and Development of Industry and the Economy of the Israel Ministry of Economy and Industry, approval granted by the Israeli Ministry of Defense or the Israeli Ministry of the Economy, to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any consolidated subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation or default of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its consolidated subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any consolidated subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum of association, articles of association or similar organizational document of the Company or any of its consolidated subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). The Company and its consolidated subsidiaries have not engaged in any form of solicitation, advertising or other action constituting an offer or a sale to the public under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company or its consolidated subsidiaries to publish a prospectus in the State of Israel under the laws of the State of Israel. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its consolidated subsidiaries.
(xvii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any consolidated subsidiary’s principal suppliers, manufacturers, customers or contractors, in each case which would reasonably be expected to in a Material Adverse Effect.
(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, or threatened against the Company or any of its consolidated subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such consolidated subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
(xix)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or, only with respect to the TASE listing approval, will be obtained prior to the Closing Time as may be required under the 1933 Act, the 1933 Act Regulations, the rules of each of the Nasdaq Global Select Market and the Tel Aviv Stock Exchange Ltd. (the “TASE”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxi)    Possession of Licenses and Permits. The Company and each of its consolidated subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate Governmental Entity or regulatory authorities (collectively, “Governmental Licenses”) necessary under any applicable law to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and each of its consolidated subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxii)    Title to Property. The Company and each of its consolidated subsidiaries have good title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its consolidated subsidiaries , considered as one enterprise, and under which the Company or any of its consolidated subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such consolidated subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any consolidated subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such consolidated subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, singly or in the aggregate, result in a Material Adverse Effect.
(xxiii)    Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its consolidated subsidiaries own or otherwise have a valid right to use all patents, patent applications, copyrights, trade secrets, trademarks, service marks, trade names, domain names, intellectual property rights in know-how, software, processes, formulas, methods, systems, data, technology and inventions and other intellectual property rights (collectively, “Intellectual Property”) necessary to carry on their respective businesses. The expiration of any currently issued individual patent or family of patents owned by the Company or any of its consolidated subsidiaries would not, singly or in the aggregate, result in a Material Adverse Effect. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) to the knowledge of the Company, the conduct of the businesses of the Company and its consolidated subsidiaries do not infringe, misappropriate, dilute or violate any Intellectual Property of others, and (ii) neither the Company nor any of its consolidated subsidiaries has received any written notice of any claim of any infringement, misappropriation, dilution or violation of any Intellectual Property of others. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of the Company or any of its consolidated subsidiaries. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its consolidated subsidiaries use, and have used, commercially reasonable efforts to protect the confidentiality of their trade secrets and other material confidential information. Except as would not singly or in the aggregate, result in a Material Adverse Effect, (x) the Intellectual Property (other than applications for registration therefor) owned by the Company and its consolidated subsidiaries is subsisting and to the knowledge of the Company, valid and enforceable, and (y) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its consolidated subsidiaries uses or has used any “open source” software in any manner that requires any software code owned by the Company or any of its consolidated subsidiaries to be (1) disclosed or otherwise made available in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no or minimal charge.
(xxiv)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its consolidated subsidiaries is in violation of any federal, state, local or foreign, including Israel, statute, law, rule, regulation, ordinance, code, policy, rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, or other legal requirements of any governmental authority relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its consolidated subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its consolidated subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its consolidated subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxv)    Accounting Controls and Disclosure Controls. The Company and each of its consolidated subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Significant Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxvii)    Payment of Taxes. All Israeli income tax returns of the Company and its consolidated subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed (including any interest, penalties or additions to tax thereto), which are due and payable, have been paid, except assessments against which appeals are currently being or will be promptly taken in good faith and as to which adequate reserves have been provided and maintained by the Company. The Company and its consolidated subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable federal, foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its consolidated subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. There is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its consolidated subsidiaries or any of their respective income, properties or assets. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(xxviii)    Stamp Taxes. No transaction, documentary, stamp, registration, issuance or transfer taxes or similar taxes, fees, fines, charges or duties (including interest, penalties and additions to tax thereto) (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the State of Israel or any political subdivision or taxing authority thereof in connection with (i) the authorization, issuance, sale and delivery of the Securities by the Company; (ii) the sale and delivery by the Underwriters of the Securities to purchasers thereof; or (iii) the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement or any other document to be furnished hereunder.
(xxix)    Passive Foreign Investment Company. Based on its audited financial statements and relevant market and shareholder data, the Company does not believe it was treated as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended with respect to its prior taxable year, and does not expect to be a PFIC for its current taxable year or in the reasonably foreseeable future.
(xxx)    Insurance. The Company and each of its consolidated subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its consolidated subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its consolidated subsidiaries has been denied and was unable to obtain any insurance coverage which it has sought or for which it has applied.
(xxxi)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxxii)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxiii)    Anti-Corruption. (A) In the last five years, none of the Company, any of its consolidated subsidiaries, directors, officers, employees, nor to the knowledge of the Company, any third party agents or intermediaries acting on behalf of the Company or its consolidated subsidiaries, has taken any action, directly or indirectly, that would result in a material violation by such persons of any Anti-Corruption Laws, including, without limitation, taking any action corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of, or a request for, agreement to receive or acceptance of, any money or anything of value to any person, including any government official; (B) the Company and its consolidated subsidiaries have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to continue to promote, continued compliance therewith; and (C) to the Company’s knowledge, in the last five years, neither the Company nor its consolidated subsidiaries have been the subject of any investigation or proceeding that has not been closed by, or made any voluntary or compelled disclosure to, any governmental agency or body with respect to any actual, alleged or suspected violation of any Anti-Corruption Laws.
(xxxiv)     Money Laundering Laws. In the last five years, the operations of the Company and its consolidated subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and, to the Company’s knowledge, no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its consolidated subsidiaries with respect to the Money Laundering Laws is pending or threatened.
(xxxv)    Sanctions and Trade Controls. None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its consolidated subsidiaries is, or since April 24, 2019 has been an individual or entity (“Person”) with whom or which dealings are prohibited under sanctions administered or enforced by the United States

Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); the United Nations Security Council (“UNSC”); the European Union or any member state thereof; or His Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), including as a result of being (i) included on any list of Persons subject to Sanctions, (ii) located, organized or resident in a country or territory that is the subject of comprehensive U.S. sanctions including, currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria; (iii) 50% or more owned or controlled by any Person, country, or territory described in clause (i) or (ii); or (iv) predominantly engaged in transactions or dealings directly or indirectly involving any Person, country, or territory described in clauses (i)-(iii) or the Government of Venezuela, in each case a violation of Sanctions. The Company and its consolidated subsidiaries have been, since April 24, 2019, in material compliance with applicable Sanctions, and for the past five (5) years, in material compliance with applicable export/import controls laws and regulations, including the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130) and the Export Administration Regulations (15 C.F.R. Parts 730-774), except to the extent inconsistent with U.S. laws (“Trade Control Laws”). None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its consolidated subsidiaries is, or since April 24, 2019 has been, the subject of an inquiry or investigation by any governmental authority with respect to any alleged material violation of applicable Sanctions or Trade Control Laws. The Company will not directly or indirectly knowingly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any consolidated subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person with whom or which dealings are prohibited under Sanctions, or with the Government of Venezuela, or in any country or territory, that, at the time of such funding, is the subject of comprehensive U.S. sanctions, or in any other manner, in each case, that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxvi)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xxxvii)     Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxviii)    IT Systems and Data, Data Privacy and Cybersecurity. Except as would not result in a Material Adverse Effect: (A) in the last three (3) years there has been no security breach or incident, outage, unauthorized, accidental, or unlawful access, use, destruction, loss, alteration, encryption, disclosure, or other compromise of or relating to the Company’s or its consolidated subsidiaries’ information technology and computer systems, (including networks, hardware, software, websites, applications and databases) (“IT Systems”), or any information in any form that is reasonably capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe, contact or locate, a particular natural person and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Laws (“Personal Data”) (including the Personal Data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its consolidated subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its consolidated subsidiaries), (together, “IT Systems and Data”) used or processed in connection with the Company’s and its consolidated subsidiaries’ businesses (each a “Security Incident”); (B) in relation to any Security Incident and/or actual or alleged violation of Privacy Laws (as defined below), neither the Company nor its consolidated subsidiaries have been notified in writing, or been required by law to notify any Governmental Entity or person, thereof, and each of them have no knowledge of any action, suit, investigation or proceeding by or before any Governmental Entity pending or threatened, against the Company or its consolidated subsidiaries alleging non-compliance with Privacy Laws (as defined below); (C) the Company’s and its consolidated subsidiaries’ IT Systems and Data (a) are reasonably adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and its consolidated subsidiaries as currently conducted, (b) have not, in the last three (3) years, malfunctioned or failed, and (c) to the knowledge of the Company, are free and clear of all viruses, worms, drop dead devices, bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (D) the Company and its consolidated subsidiaries have implemented, maintained, and complied with reasonable technical and organizational security measures, controls, policies, procedures, and technological safeguards, including as required by Privacy Laws (as defined below), designed to maintain and protect the confidentiality, integrity, continuous operation, redundancy and security of their IT Systems and Data consistent with industry standards and practices, or as required by applicable regulatory standards and Privacy Laws; (E) the Company and its consolidated subsidiaries have, in the last three (3) years, been and are, in compliance with all applicable laws, statutes, judgments, orders, rules and regulations of any Governmental Entity (“Privacy Laws”) and contractual obligations relating to the processing of Personal Data, the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from a Security Incident.
(xxxix)    Uyghur Forced Labor Prevention Act. To the Company's knowledge, the operations of neither the Company nor any of its consolidated subsidiaries involve the sale or import into the United States of any goods, wares, articles, or merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China, or produced by an entity on the Department of Homeland Security’s Uyghur Forced Labor Prevention Act (UFLPA) Entity List, in each case, in violation of applicable law.  In the past five (5) years, none of the goods the Company or any of its consolidated subsidiaries have sold or imported into the United States have been seized by Customs and Border Patrol as being contrary to Section 307 of the Tariff Act of 1930 and determined to have used forced labor in China in the production of such goods, and neither the Company nor any of its consolidated subsidiaries have been the subject of any fines, penalties, enforcement actions, litigation, or other liability in relation to the use of forced labor or alleged forced labor in the supply chain of the products it sells or imports into the United States.

(xl)    Government Contracts. With respect to each Government Contract and any proposals or bids submitted for any Government Contract, during the six years prior to the date hereof, and except as would not reasonably be expected to have a Material Adverse Effect: (A) neither the Company nor any of its consolidated subsidiaries nor any of their respective directors, officers, principals, or, to the knowledge of the Company, any current employee, is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsive from holding, performing or bidding on any Government Contract, and no such proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or to the Company's knowledge threatened; (B) no Governmental Entity nor prime contractor, or subcontractor has notified the Company or any of its consolidated subsidiaries, as applicable, in writing of any material breach or violation of any applicable law by the Company or its consolidated subsidiaries which is currently outstanding; (C) neither the Company nor any of its consolidated subsidiaries has received any written notice of any audits or investigations by any Governmental Entity which is currently outstanding; (D) neither the Company nor any of its consolidated subsidiaries has been notified of any other material claim or other material dispute by or with a Governmental Entity relating to any Government Contract which is currently outstanding; (E) there exist no facts over which a claim, request for equitable adjustment, or dispute would reasonably be expected to arise in the future; (F) there exist no bid protests and (G) the Company and each of its consolidated subsidiaries have complied, in all material respects, with all laws applicable to Government Contracts and the terms and conditions of (including all representations and certifications relating to) each Government Contract. The Company’s and its consolidated subsidiaries’ cost accounting systems and procurement systems with respect to the Government Contracts are in material compliance with applicable regulations and legal requirements, and there has been no material claim of defective pricing, mischarging or improper payments with respect to any Government Contract or proposal or bid for any Government Contract in the past six years. As used herein, “Government Contract” means any contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or change order) between the Company or any of its consolidated subsidiaries, on one hand, and any Governmental Entity or any prime contractor or subcontractor (at any tier) of any Governmental Entity, on the other hand.
(xli)    Security Clearances. Except as would not result in a Material Adverse Effect, (i) each of the Company and its consolidated subsidiaries that holds a facility security clearance or similar security clearance is, and for the past three years has been, in compliance in all material respects with the National Industrial Security Program Operating Manual (32 C.F.R. Part 117), or any other applicable national or industrial security regulations issued by a Governmental Entity, (ii) there is no proposed or threatened termination of any facility security clearance or personnel security clearance or similar security clearance held by any officer, director or employee of the Company or any of its consolidated subsidiaries; there have been no audits, investigations or negative findings by any Governmental Entity with respect to any such facility clearance or personnel security clearance or similar security clearance; and the Company and its consolidated subsidiaries currently have all clearances necessary to conduct the business of the Company.
(xlii)    No Immunity. Neither the Company nor any of its consolidated subsidiaries or their properties or assets has immunity under the laws of the State of Israel, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Israeli, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its consolidated subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement may at any time be commenced, the Company has, pursuant to Section 17 of this Agreement, waived, and it will waive, or will cause its consolidated subsidiaries to waive, such right to the extent permitted by law.
(xliii)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the conditions, qualifications and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.
(xliv)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel and, subject to public policy considerations, will be honored by the courts of the State of Israel. The Company has the power to submit and has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and authorize, and has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process (initially Elbit Systems of America, LLC) in any action arising out of or relating to this Agreement or the Securities, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.
(xlv)    [Reserved.]
(xlvi)    Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required by any Governmental Authority in the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of Securities. Under current laws and regulations of the State of Israel and any political subdivision thereof, any amount payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel and without the necessity of obtaining any governmental authorization in the State of Israel or any political subdivision or taxing authority thereof or therein.

(xlvii)    [Reserved.]
(xlviii)    Legal Action. A holder of the Securities is entitled to sue as plaintiff in the court of the jurisdiction of incorporation and domicile of the Company for the enforcement of its rights under the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the State of Israel may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.
(xlix)    [Reserved.]
(l)    No Covered Foreign Person. Neither the Company nor any of its consolidated subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Company does not intend for the consummation of the transactions contemplated by this Agreement to, nor have knowledge that the consummation of the transactions contemplated by this Agreement will, result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208.
(b)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered hereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 204,817 Ordinary Shares, as set forth in Schedule B-1, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in

Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the second business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission on the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Filing Fee” exhibit in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, if requested, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, if requested, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the

Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Select Market.
(i)    Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Share, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing limitations shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package or the Prospectus, (C) any Ordinary Shares to be issued and options to purchase Ordinary Shares granted pursuant to existing employee and executive officers benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus or (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package or the Prospectus.
(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.
(k)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(l)    Stamp Taxes. Without duplication of any amounts that may be paid by the Company under Section 4 hereof, the Company will indemnify and hold harmless the Underwriters and/or their affiliates against any Stamp Taxes imposed by the State of Israel or any other jurisdiction in connection with (A) the authorization, issuance, sale and delivery of the Securities by the Company; (B) the sale and delivery by the Underwriters and/or their affiliates of the Securities to purchasers thereof; or (C) the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement or any other document to be furnished hereunder.
(m)    Payments Free of Taxes. All payments to be made, or deemed to be made, by or on behalf of the Company under this Agreement to an Underwriter shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or governmental charges. In such event, the Company will pay such additional amounts as will result, after all such withholdings or deductions (including, for the avoidance of doubt, from any additional amounts), in the receipt by each relevant Underwriter of the amounts that would otherwise have been received had no such deduction or withholding been made, provided, that the Company shall not be liable to pay any such additional amounts with respect to any taxes, duties, assessments, governmental charges, withholding or deduction imposed on such Underwriter by the State of Israel or any taxing authority or other political subdivision thereof or therein arising solely as a result of such Underwriter being a tax resident of, being organized or incorporated in, or having a permanent establishment in, such jurisdiction imposing the tax or solely as a result of any present or former connection (other than any connection arising as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder) between the Underwriter and such jurisdiction imposing such tax, withholding or deductions. If requested by the Company, the relevant Underwriter shall reasonably cooperate with the Company, by providing reasonably required information or forms for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement.
(n)    Value Added Tax. All payments made, or deemed to be made, by or on behalf of the Company under this Agreement (including payments in kind, such as issuance, sale and delivery of Securities by the Company to the Underwriters and the sale and delivery of Securities by the Underwriters to purchasers thereof) to an Underwriter shall be exclusive of any value added tax, goods and services tax, or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice (where required under applicable law), pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates).
(o)    Company Cooperation. If an Underwriter acquires knowledge, as that term is defined in 31 C.F.R. § 850.216 and as reasonably determined in good faith, at any time, including before or after Closing Time, that the offering of the Securities pursuant to this Agreement is or was a “covered transaction” as defined in 31 C.F.R. § 850.210, the Company shall promptly provide to the Underwriters all information and documentary materials reasonably requested by the Underwriters for the Underwriters to fully comply with the Outbound Investment Rule.
SECTION 4.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (vii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability)

associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).
(b)    Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for their reasonable and documented out-of-pocket expenses, including the actual fees and disbursements incurred by counsel for the Underwriters; provided that, if this Agreement is terminated by the Representative pursuant to Section 10 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.
(c)    Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)    Opinion and Negative Assurance Letter of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)    Opinion of Local Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Herzog Fox & Neeman, Israeli counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)    [Reserved.]
(e)    Opinion and Negative Assurance Letter of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of

New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(f)    Opinion of Local Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Goldfarb Gross Seligman, Israeli counsel for the Underwriters, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(g)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(h)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Kost Forer Gabbay & Kasierer a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)    Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Kost Forer Gabbay & Kasierer a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(j)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the TASE, subject only to official notice of issuance and the Company shall have provided to Nasdaq a notice of the offering.
(k)    Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.
(l)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(m)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.
(ii)    [Reserved].
(iii)    Opinion and Negative Assurance Letter of Counsel for Company. If requested by the Representative, the opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iv)    Opinion of Local Counsel for Company. If requested by the Representative, the favorable opinion of Herzog Fox & Neeman, Israeli counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as opinion required by Section 5(c) hereof.
(v)    Opinion and Negative Assurance Letter of Counsel for the Underwriters. If requested by the Representative, the favorable opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.
(vi)    Opinion of Local Counsel for the Underwriters. If requested by the Representative, the favorable opinion of Goldfarb Gross Seligman, Israeli counsel for the Underwriters, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as opinion required by Section 5(f) hereof.
(vii)    Bring-down Comfort Letter. If requested by the Representative, a letter from Kost Forer Gabbay & Kasierer, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
(o)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating,

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9.    Termination of Agreement.
(a)    Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Global Select Market or the TASE, or (iv) if trading generally on the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Select Market or on the TASE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in Israel, the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting

Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); notices to the Company shall be directed to it at Advanced Technology Center, Haifa 3100401, Israel, Attention: Dr. Yaacov (Kobi) Kagan, Chief Financial Officer, with a copy to Jonathan Ariel, Chief Legal Officer.
SECTION 12.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries, or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 13.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ELBIT SYSTEMS LTD.

By	/s/ Jonathan Ariel
Name: Jonathan Ariel
Title: Executive Vice President and Chief Legal Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By	/s/ Andrew Chassin
Name:	Andrew Chassin
Title:	Managing Directors
For itself and as Representative of the other Underwriters named in Schedule A hereto.
[Signature Page to Underwriting Agreement]

SCHEDULE A
The public offering price per share for the Securities shall be $375.00.
The purchase price per share for the Securities to be paid by the several Underwriters shall be $367.61, being an amount equal to the public offering price set forth above less $7.39 per share.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	477,908
J.P. Morgan Securities LLC	341,362
Jefferies LLC	273,090
Morgan Stanley & Co. LLC	273,090
Total	1,365,450
Sch A

SCHEDULE B-1
Pricing Terms
1.The Company is selling 1,365,450 Ordinary Shares.
2.The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 204,817 Ordinary Shares.
3.The public offering price per share for the Securities shall be $375.00.
Sch B-1

SCHEDULE B-2
Free Writing Prospectuses
None.
Sch B-2

SCHEDULE C
List of Persons and Entities Subject to Lock-up
Directors:
David Federmann
Ehud (Udi) Adam
Rina Baum
Michael Federmann
Tzipi Livni
Dov Ninveh
Ehood (Udi) Nisan
Bilha (Billy) Shapira
Noaz Bar Nir
Officers:
Bezhalel (Butzi) Machlis
Jonathan Ariel
Boaz Cohen
Haim Delmar
Michael Edelstein
Dr. Shelly Gordon
Dr. Yaacov Kagan
Ran Kril
Yuval Ramon
Oren Sabag
Yoram Shmuely
Yehuda Vered
Yehoshua Yehuda
Others:
Federmann Enterprises Ltd.
Sch C

Exhibit A
Form of Lock-Up Agreement
[ ● ], 2025
BofA Securities, Inc.
as Representative of the several
Underwriters to be named in the
Underwriting Agreement
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Re:    Proposed Public Offering of Ordinary Shares by Elbit Systems Ltd.
Ladies and Gentlemen:
The undersigned, a shareholder, executive officer and/or director of Elbit Systems Ltd., a corporation domiciled and incorporated in Israel where it operates in accordance with the provisions of the Israeli Companies Law 5759-1999, as amended (the “Company”), understands that BofA Securities, Inc. (“BofA”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of ordinary shares, par value 1.0 New Israeli Shekel per share, of the Company (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, an executive officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with BofA on behalf of each underwriter to be named in the Underwriting Agreement (collectively, the “Underwriters”) that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 45 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA, provided that (1) BofA receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes; or
(ii)by will, testamentary document or intestate succession to the legal representative, heir or beneficiary of the undersigned; or
(iii)to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin); or
(iv)by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; or
(v)pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned; or
(vi)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the paragraphs (i) through (v) above; or
(vii)to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned; or
(viii)if the undersigned is a corporation, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution to shareholders; or
(ix)to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company, provided that such Ordinary Shares were issued to the undersigned pursuant to an employee benefit plan or arrangements of the Company disclosed in the prospectus for the Public Offering (each, an “Incentive Plan”); or
(x)to the Company pursuant to the exercise on a “cashless” or “net exercise” basis of any option to purchase Ordinary Shares or other award granted by the Company pursuant to any Incentive Plan; or
(xi)for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Ordinary Shares or the vesting of any awards granted by the Company pursuant to any Incentive Plan.
[Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from (1) exercising or settling any outstanding option to purchase Ordinary Shares, granted under any Incentive Plan, and (2) selling Ordinary Shares received in connection with such exercise of options described in clause (1), provided that the aggregate sales by all executive officers and directors of the Company that entered into a lock-up agreement in connection with the Public Offering shall be limited during the Lock-Up Period to 75,000 Ordinary Shares, and provided further that any sale pursuant to clause (2) would require the prior written consent of the Company, with such consent specifically indicating the amount of Ordinary Shares that the undersigned is permitted to sell, if any, in order to comply with the restrictions provided herein.]1
Furthermore, Ordinary Shares purchased by the undersigned in the open market may be sold by the undersigned following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent, registrar and/or trustee against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. The undersigned acknowledges and agrees that other than the exclusions included herein, the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Ordinary Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
The undersigned hereby consents to receipt of this agreement in electronic form and understand and agree that this agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.
Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representative or the Representative, on behalf of the Underwriters, advises the Company, in each case in writing, that they have determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares to be sold thereunder, (iii) the date that the Company withdraws the registration statement relating to the Public Offering or
1 NTD: To be included in the lockup agreement for the directors and officers only.

(iv) the execution of the Underwriting Agreement in connection with the Public Offering shall not have occurred on or before June 30, 2025.
This lock-up agreement and any claim, controversy or dispute arising under or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of the laws of any other jurisdiction.
[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(Signature)	(Name of Entity)

(Name)	(Signature)

(Address)	(Name of Authorized Signatory) (Print)

(Title of Authorized Signatory) (Print)

(Address)